UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 28, 2009
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

Submission of Matters to a Vote of Security Holders

The Company's annual meeting of shareholders was held on Monday, September 21, 2009, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 -                      Election of Directors:

Directors Elected by holders of Class A Common Stock:
	Votes Cast For	Votes Withheld

John G. Connors	94,058,182	-0-
Timothy D. Cook	94,058,182	-0-
Ralph D. DeNunzio	94,058,182	-0-
Douglas G. Houser	94,058,182	-0-
Philip H. Knight	94,058,182	-0-
Mark G. Parker	94,058,182	-0-
Johnathan A. Rodgers	94,058,182	-0-
Orin C. Smith	94,058,182	-0-
John R. Thompson, Jr.	94,058,182	-0-

Directors Elected by holders of Class B Common Stock:
	Votes Cast For	Votes Withheld

Jill K. Conway	336,271,204	5,665,625
Alan B. Graf, Jr.	339,672,317	2,264,512
John C. Lechleiter	338,569,616	3,367,212

Proposal 2 –                                Approve an amendment to the NIKE, Inc. Employee Stock Purchase Plan.

Class A and Class B Common Stock Voting Together:
For	Against	Abstain	Broker Non-Votes
392,866,980	1,163,857	184,933	41,779,240

Proposal 3 –                                Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2010.

Class A and Class B Common Stock Voting Together:
For	Against	Abstain	Broker Non-Votes
430,511,783	5,142,330	340,895	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 28, 2009
NIKE, INC. (Registrant) By: /s/ Donald W. Blair
Donald W. Blair Chief Financial Officer